EXHIBIT 99.2

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Statements

On October 1, 2019, SLG Chemicals, Inc. (“SLG”), a wholly-owned subsidiary of Scott’s Liquid Gold-Inc. (the “Company” or “we”),  entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Paramount Chemical Specialties, Inc. (“Paramount”) and consummated the transaction, pursuant to which SLG purchased from Paramount all intangible assets, finished goods inventory, and all assets used in connection with the manufacture, sale and distribution of the Kids N Pets, Kids N Pets No No No! and Messy Pet brands (the “Acquired Brands”). The total consideration SLG paid initially for the Acquired Brands was $5.5 million, plus or minus any inventory adjustment based on the value of the inventory of finished goods as of the closing compared to the target inventory of $223,000. The Purchase Agreement also includes a $1.5 million maximum contingent consideration wherein we would pay Paramount 20% of brand-specific revenue, in conformity with generally accepted accounting principles in the United States, in excess of $3.5 million for each of calendar years 2021, 2022, 2023, and 2024 (the “Paramount Acquisition”).

The Company financed the Paramount Acquisition at closing with $4.5 million of cash on hand and $1.0 million from a revolving line-of-credit. The subsequent adjustment to inventory resulted in an additional payment of $83,000 to Paramount.

The following unaudited condensed combined pro forma financial information is presented to illustrate the estimated effects of the acquisition and the financing transactions.

The unaudited condensed combined pro forma balance sheet as of September 30, 2019 combines the historical balance sheets of the Company and Paramount as of September 30, 2019 and gives effect to the acquisition as if it occurred on September 30, 2019. The unaudited condensed combined pro forma statements of income for the year ended December 31, 2018 combines the Company’s audited consolidated statements of income with Paramount’s audited statements of income statement for the year ended December 31, 2018. The unaudited condensed combined pro forma statements of income for the nine months ended September 30, 2019 combines the Company’s condensed unaudited consolidated statements of income with Paramount’s unaudited statements of income for the nine months ended September 30, 2019. The unaudited pro forma statements of income for the fiscal year ended 2018 give effect to the acquisition as if it occurred on January 1, 2018.

The unaudited condensed combined pro forma financial information is presented for illustrative purposes only and should not be considered indicative of the actual financial position or results that would have been achieved had the Paramount Acquisition been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or any future period. In applying the acquisition method of accounting for the transaction, the tangible and intangible assets acquired and the liabilities assumed will be recognized at their respective fair values at the time the transaction is consummated based on preliminary appraisal estimates and certain assumptions that management believes are reasonable. The actual allocation is subject to finalization of the appraisal and the determination of any adjustment to inventory, and the actual allocation of the purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.  The estimated adjustments are described in the accompanying footnotes.

The unaudited condensed combined pro forma financial statements and accompanying notes thereto should be read in conjunction with the Company’s historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2019

(in thousands, except par value amounts)

	Scott's Liquid	Paramount Acquisition	Pro Forma		Pro Forma
	Gold-Inc.	Brands	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$7,110	$44	$(4,627)	(a) (b)	$2,527
Accounts receivable, net	2,711	351	(351)	(b)	2,711
Inventories, net	7,030	306	-		7,336
Income taxes receivable	507	-	-		507
Prepaid expenses and other current assets	350	4	(4)	(b)	350
Total current assets	17,708	705	(4,982)		13,431

Property and equipment, net	986	-	-		986
Deferred tax asset	384	-	-		384
Goodwill	1,521	-	1,709	(c)	3,230
Intangible assets, net	5,348	-	3,595	(c)	8,943
Operating lease right-of-use assets	2,299	-	-		2,299
Other assets	71	-	-		71
Total assets	$28,317	$705	$322		$29,344

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,943	$63	$(63)	(b)	$1,943
Accrued expenses	470	21	6	(b) (d)	497
Operating lease liabilities, current portion	946	-	-		946
Total current liabilities	3,359	84	(57)		3,386

Operating lease liabilities, net of current	1,373	-	-		1,373
Line-of-credit	-	-	1,000	(a)	1,000
Total liabilities	4,732	84	943		5,759

Shareholders’ equity:
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-	-		-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 12,462 shares (2019) and 12,408 shares (2018)	1,246	-	-		1,246
Capital in excess of par	7,220	-	-		7,220
Retained earnings	15,119	621	(621)	(e)	15,119
Total shareholders’ equity	23,585	621	(621)		23,585
Total liabilities and shareholders’ equity	$28,317	$705	$322		$29,344

See accompanying notes to pro forma financial information.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2018

(in thousands, except per share data)

	Scott's Liquid	Paramount Acquisition	Pro Forma		Pro Forma
	Gold-Inc.	Brands	Adjustments		Combined
Net sales	$37,058	$2,860	$-		$39,918
Cost of sales	20,847	1,123	36	(f)	22,006
Gross Profit	16,211	1,737	(36)		17,912

Operating expenses:
Advertising	1,479	96	-		1,575
Selling	7,357	687	-		8,044
General and administrative	4,464	381	240	(f)	5,085
Total operating expenses	13,300	1,164	240		14,704
Income (loss) from operations	2,911	573	(276)		3,208

Interest income	17	-	-		17
Interest expense	(82)	-	(42)	(g)	(124)
Income (loss) before income taxes	2,846	573	(318)		3,101
Income tax benefit (expense)	(619)	-	(63)	(h)	(682)
Net income (loss)	$2,227	$573	$(381)		$2,419

Net income (loss) per common share
Basic	$0.18				$0.20
Diluted	$0.18				$0.19
Weighted average shares outstanding
Basic	12,132				12,132
Diluted	12,581				12,581

See accompanying notes to pro forma financial information.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months Ended September 30, 2019

(in thousands, except per share data)

	Scott's Liquid	Paramount Acquisition	Pro Forma		Pro Forma
	Gold-Inc.	Brands	Adjustments		Combined
Net sales	$20,365	$2,384	$-		$22,749
Cost of sales	12,877	905	27	(f)	13,809
Gross Profit	7,488	1,479	(27)		8,940

Operating expenses:
Advertising	491	84	-		575
Selling	4,381	577	-		4,958
General and administrative	3,604	318	104	(f) (i)	4,026
Total operating expenses	8,476	979	104		9,559
(Loss) income from operations	(988)	500	(131)		(619)

Interest income	89	-	-		89
Interest expense	(14)	-	(32)	(g)	(46)
Gain on sale of equipment	110	-	-		110
(Loss) income before income taxes	(803)	500	(163)		(466)
Income tax benefit (expense)	144	-	(40)	(h)	104
Net (loss) income	$(659)	$500	$(203)		$(362)

Net (loss) income per common share
Basic	$(0.05)				$(0.03)
Diluted	$(0.05)				$(0.03)
Weighted average shares outstanding
Basic	12,435				12,435
Diluted	12,582				12,582

See accompanying notes to pro forma financial information.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The Paramount Acquisition has been accounted for using the acquisition method of accounting for the transaction, where tangible and intangible assets acquired and the liabilities assumed will be recognized at their respective fair values at the time the transaction is consummated based upon preliminary appraisal estimates and certain assumptions that management believes are reasonable. The excess of the estimated purchase cost over the net assets acquired is recognized as goodwill.

The following table summarizes the preliminary amounts recognized for assets acquired and liabilities assumed as of the acquisition date. The allocation of the purchase price is still preliminary as the Company is in the process of finalizing valuations currently in process. Any post-closing true-up adjustments will have a corresponding purchase price adjustment. Based on preliminary figures of Paramount’s finished goods inventory, the Company estimates the finished goods inventory adjustment to be an additional $83,000, which has been included in the preliminary estimated allocation of the fair values as follows (amounts in thousands):

Fair value of consideration transferred:
Actual and expected cash payments	$5,583
Contingent consideration	27

Preliminary purchase price allocation	$5,610

Inventories, net	306
Intangible assets	3,595
Goodwill	1,709
Total purchase price	$5,610

Note 2. Description of Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(a)	To record cash and line-of-credit in connection with the purchase consideration paid.
(b)	To eliminate assets not acquired and liabilities not assumed.
(c)	To record the estimated fair value of intangible assets and residual goodwill.
(d)	To record the estimated fair value of the contingent consideration assumed.
(e)	To eliminate historical owner’s net investment in Paramount.
(f)	To record additional amortization expense from acquired intangible assets.
(g)	To record incremental interest expense from debt incurred in conjunction with the Paramount Acquisition.
(h)	To reflect income tax impact of acquired business results and pro forma adjustments.
(i)	To eliminate transaction costs incurred by Paramount